                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COAST DENTAL SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

     --------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------

                              (Logo Coast Dental)

                          Coast Dental Services, Inc.
                          2502 North Rocky Point Drive
                                   Suite 1000
                              Tampa, Florida 33607

                                                                  April 17, 1998

Dear Shareholder,

     You are cordially invited to attend the 1998 Annual Meeting (the "Meeting") of stockholders of Coast Dental Services, Inc. (the "Company"). The Meeting will be held May 8, 1998 at 10:00 a.m., Eastern Daylight Savings Time, at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors and a proposal to ratify the appointment of the Company's independent certified public accountants. We will report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                           Sincerely,

                                           /s/ TEREK DIASTI
                                           Terek Diasti
                                           Chairman of the Board and
                                           Chief Executive Officer

                              (Logo Coast Dental)

                          COAST DENTAL SERVICES, INC.
                          2502 NORTH ROCKY POINT DRIVE
                                   SUITE 1000
                              TAMPA, FLORIDA 33607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              FRIDAY, MAY 8, 1998

     Notice is hereby given that the Annual Meeting of stockholders of Coast Dental Services, Inc. (the "Company"), a Delaware corporation, will be held at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on May 8, 1998, at 10:00 a.m., Eastern Standard Time (the "Meeting") for the following purposes:

          1. To elect one Director to serve until the Annual Meeting in 2001 and until his successor is elected and qualified or until his earlier resignation, removal from office or death;

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1998; and

          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1997 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on Thursday, April 9, 1998 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not votes your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

                                          By order of the Board of Directors

                                          /s/ Joseph R. Smith
                                          Joseph R. Smith
                                          Secretary

Tampa, Florida
April 17, 1998

                          COAST DENTAL SERVICES, INC.
                          2502 NORTH ROCKY POINT DRIVE
                                   SUITE 1000
                              TAMPA, FLORIDA 33607

                                PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors and management of Coast Dental Services, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1998 Annual Meeting of Stockholders, which will be held at 10:00 a.m., Eastern Standard Time on Friday, May 8, 1998 at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607 (the "Meeting").

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is April 17, 1998.

     The close of business on Thursday, April 9, 1998, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (the "Stockholders"). As of March 27, 1998 7,623,774 shares of the Company's Common Stock, par value $.001 per share, were issued and outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on Thursday, April 9, 1998, on all matters that come before the Meeting.

1.  ELECTION OF DIRECTORS

     There are currently five seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of one of the Company's current five Directors, Dr. Adam Diasti, will expire at the Meeting. The Board of Directors recommends that this Director be elected at the Meeting to hold office until the Company's annual meeting in 2001 and until his successor shall be duly elected and qualified or until their earlier resignation, removal from office or death.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RE-ELECTION OF DR. ADAM DIASTI AS DIRECTOR, TO SERVE THE TERM DESCRIBED ABOVE. For further information on such nominee see "Management -- Directors and Executive Officers" and "Security Ownership of Management and Others". Stockholders may vote for up to three nominees and the affirmative vote of holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting is required to elect each nominee. Abstentions will be counted toward number of shares represented at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Terek Diasti and Joseph R. Smith, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

                 MANAGEMENT -- DIRECTORS AND EXECUTIVE OFFICERS

INFORMATION REGARDING OUTSIDE DIRECTORS:

     JOHN H. KANG, age 35 has been a Director and a member of the Audit and Compensation Committee since the Company's initial public offering on February 11, 1997. Mr. Kang's term as Director expires during the year 2000. Mr. Kang has been President and a Director of Medical Manager Corporation, a publicly owned company, since July 1996. He is the founder of NMS and has served as its President since its inception in 1994. In 1987, Mr. Kang founded J. Holdsworth Capital Ltd., a private investment firm, and is currently President. He has been a Director of Amorphous Technologies International, a company engaged in the research and development and manufacture of metal alloy, since May 1995. Mr. Kang also has been a Director of Nutcracker Snacks, Inc., a manufacturer of snack foods, since December 1988. From June 1988 to September 1996, Mr. Kang was the Chairman and a director of Clayton Group, Inc., a distributor of waterworks materials. Mr. Kang received an A.B. in Economics from Harvard College in 1985.

     DONALD R. MILLARD, age 48, has been a Director and a member of the Audit and Compensation Committee of the Company since the Company's initial public offering on February 11, 1997. Mr. Millard's term as Director expires during the year 2000. Mr. Millard is currently the Chief Executive Officer of Matria Healthcare, Inc., a publicly owned company, that is the leading provider of comprehensive obstetrical home care and maternity management services. Mr. Millard has also served as Senior Vice President of Finance and Chief Financial Officer as well as Treasure of Matria Healthcare, Inc. Previously, Mr. Millard served as Vice President -- Finance and Chief Financial Officer of Healthdyne, Inc., from 1987 and, in addition, was elected Treasurer in March 1990 and served in such capacities until Healthdyne, Inc. consummated a merger in 1996 with Tokos Medical Corporation to form Matria Healthcare, Inc. Prior to joining Healthdyne, Inc., Mr. Millard served as President of Dental One, Inc., a dental healthcare provider, from December 1982 to June 1987. Mr. Millard, a Certified Public Accountant. Received a Bachelor of Business Administration in Accounting from the University of Georgia in 1969.

INFORMATION REGARDING INSIDE DIRECTORS AND EXECUTIVE OFFICERS:

     TEREK DIASTI, DVM, CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD AND DIRECTOR, age 39. Dr. Diasti is a founder of the Company and has served as Chairman of the Board of the Company since 1992. Dr. Diasti's term as Director expires during the year 2000. From 1989 to 1993, Dr. Diasti operated and managed Lakeside Animal Hospital, Avalon Animal Hospital, Country Oaks Animal Hospital and Northdale Animal Hospital, all of which are veterinary hospitals in Tampa, Florida. While at the veterinary hospitals, Dr. Diasti was engaged in the development, internal managerial and operational programs. Dr. Diasti received his Doctorate of Veterinary Medicine from Purdue University.

     ADAM DIASTI, DDS, PRESIDENT, CHIEF OPERATING OFFICER, DENTAL DIRECTOR AND DIRECTOR, age 37. Dr. Diasti is a founder of the Company and has served as the President of the company since its inception. Dr. Diasti's term as Director expires this year and is a nominee listed for re-election at the 1998 Annual Stockholders Meeting. Dr. Diasti is also the founder, President, director and sole shareholder of Coast Florida, P.A. and Coast Dental Services of Georgia, P.C. (collectively, the "Coast P.A.") From May 1991 to May 1992, he managed and operated the Sarasota Walk in Dental Clinic, a group practice of three dentists and denture laboratory in Sarasota, Florida. Prior to May 1991, Dr. Diasti worked as a dentist in a large group practice of 18 offices known as Quality Dental in Newman Grove, Nebraska. He served as the Dental Operations Manager of Quality Dental. Dr. Diasti has a Doctorate of Dental Surgery from Creighton University in 1990 and is a member of the American Dental Association.

     JOSEPH R. SMITH, CHIEF FINANCIAL OFFICER, SECRETARY, TREASURER AND DIRECTOR, age 45. Mr. Smith, a Certified Public Accountant, joined the Company in February 1996. He was elected as a director of the Company in September 1996. Mr. Smith's term as Director expires during the year 1999. Prior to joining the Company and since 1985, he was a partner with Deloitte and Touch LLP, in the Central Florida practice where he most recently served as the partner in charge of middle market services for Central Florida and the partner in charge of services to the Retail Industry of the Florida Region. Mr. Smith graduated with a

Bachelor of Science in Accounting in 1975 from the University of Florida and is a Certified Public Accountant.

INFORMATION REGARDING CERTAIN SIGNIFICANT EMPLOYEES:

     TIM DIASTI, VICE PRESIDENT OF DEVELOPMENT, age 29. Mr. Diasti is a founder of the Company and until October 1997 has served as Vice President of Operations of the Company since its inception. Mr. Diasti graduated with a Bachelor of Arts from the University of Nebraska's School of Business in 1992.

     THOMAS H. WIRKUS, CHIEF OPERATING OFFICER, age 46. Mr. Wirkus joined the Company in October 1997. Prior to joining the Company, he served as President and Chief Operating Officer of Sports & Recreation, Inc. He was employed by Sports & Recreation, Inc. from 1983 to 1996. From 1971 to 1983, Mr. Wirkus was employed by Brunswick Corp. Mr. Wirkus has a Bachelors of Arts in Sociology from the University of Wisconsin-Oshkosh.

     CHRIS SALEMI, DIRECTOR OF REAL ESTATE ADMINISTRATION, age 37. Mr. Salemi joined the Company in September 1997. Prior to joining the Company, he served as Director of Real Estate Administration and Property Management for Eckerd Corporation, an operator of approximately 2,800 drug stores in 26 states. Mr. Salemi has a Bachelor of Arts in Accounting from the University of South Florida and is a Certified Public Accountant.

     WILLIAM H. GEARY, CONTROLLER, age 35. Mr. Geary joined the Company in October 1997. Prior to joining the Company, he served as Divisional Vice President and Controller for Beall's, Inc., an operator of approximately 200 department and outlet stores in three states. He was employed by Beall's, Inc. from 1991 to 1997. From 1984 to 1991, Mr. Geary served in the audit department of Deloitte & Touche LLP. Mr. Geary has a Bachelor of Arts in Accounting from the University of South Florida and is a Certified Public Accountant.

KEY RELATIONSHIPS

     A family relationship exists between Terek, Adam and Tim Diasti, who are brothers and executive officers of the Company. Terek and Adam Diasti are also Directors. Adam Diasti is a nominee listed for re-election as a Director at the 1998 Annual Meeting of Stockholders.

BOARD OF DIRECTORS

     The Board of Directors of the Company held two formal meetings, with 100% Director attendance, during 1997. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company.

AUDIT COMMITTEE

     The Audit Committee, consisting of Messrs. Joseph R. Smith, John H. Kang and Donald R. Millard, is authorized to recommend to the Board independent certified public accounting firms for selection as auditors of the Company; recommendations to the Board on auditing matters; examine and make recommendations to the Board concerning the scope of audits; and review and approve the terms of transactions between the Company and related party entities. During 1997, the Audit Committee met two times with 100% member attendance. The Company retained Deloitte & Touche LLP to conduct the audit for the year ended December 31, 1997.

COMPENSATION COMMITTEE

     The Compensation Committee, consisting of Messrs. Terek Diasti, John H. Kang and Donald R. Millard, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation/Benefits Committee met once during 1997 with 100% member attendance.

EXECUTIVE COMMITTEE

     The Executive Committee, consisting of Messrs. Terek Diasti and Joseph R. Smith, has all of the power and authority of the Board of Directors, except those powers specifically reserved to the Board of Directors by Delaware Law and the By-Laws of the Company, in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors.

     See "Certain Transactions" for additional information on certain members of management.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and stockholders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. The Company was not subject to the reporting requirements of Section 16(a) for the year ended December 31, 1996 and did not become subject to such requirements until February 11, 1997, the date of the initial public offering. To the Company's knowledge, based solely upon a review of forms, reports and certificates furnished to the Company by such persons, all such reports were filed on a timely basis.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of March 27, 1998, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each person serving the Company as Director on such date and each nominee for Director, (iii) each person serving the Company as executive officer on such date who qualifies as a "named executive officer" as defined in
Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934 and
(iv) all of the Directors and executive officers of the Company as a group.

                                                                 AMOUNT AND
                                                              NATURE OF SHARES
                                                                BENEFICIALLY     PERCENT OF
STOCKHOLDERS(1)                                                    OWNED          CLASS(2)
---------------                                               ----------------   ----------
Diasti Nevada Family Limited Partnership(3).................     2,555,000          33.5%
Terek Diasti(3).............................................     2,555,000          33.5
Adam Diasti(3)..............................................     2,555,000          33.5
Tim Diasti(3)...............................................     2,555,000          33.5
John H. Kang(4).............................................         2,666             *
Donald R. Millard(4)........................................         2,666             *
Joseph R. Smith(5)..........................................        78,333           1.0
All directors and executive officers as a group (6
  persons)..................................................     2,635,999          34.5
OTHER 5% STOCKHOLDERS
---------------------
Provident Investment Counsel, Inc.(6).......................       423,400           5.6
Kauffmann Fund, Inc.(7).....................................       719,500           9.4

---------------------

 *  Less than one percent(6)
(1) The address of each of the beneficial owners identified is 2502 North Rocky Point Drive, Suite 1000, Tampa, Florida 33607.
(2) Based on 7,623,774 shares of Common Stock outstanding. Pursuant to the rules of the Securities Exchange Commission, certain shares of Common Stock which a person has the right to acquire within

    60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3) Shares are owned by the Diasti Nevada Family Limited Partnership, 1325 Airmotive Way, Suite 130, Reno Nevada 89502, in which Dr. Terek Diasti, Dr. Adam Diasti and Tim Diasti exercise equal investment and voting powers as the general partners.
(4) Represents shares issuable upon the exercise of stock options which have vested and excludes 1,334 shares issuable upon the exercise of stock options which will vest July 1998.
(5) Includes 3,333 shares issuable upon the exercise of stock options which have vested and are exercisable.
(6) Provident Investment Counsel, Inc.'s address is 300 North Lake Avenue, Penthouse Suite, Pasadena, California 91101.
(7) Kaufmann Fund, Inc.'s address is 140 East 45th Street, 43rd floor, New York, New York 10017.

                             EXECUTIVE COMPENSATION

COMPENSATION TO OUTSIDE DIRECTORS

     The Company pays each director who is not an employee of the Company ("outside director") $1,000 for each Board of Directors meeting attended, plus reimbursement for all reasonable expenses incurred by such director in connection with such attendance at any meeting of the Board of Directors.

     The Company also granted options to purchase 4,000 shares of Common Stock to each of the outside directors during 1997. These options are exercisable at the fair market value on the date of grant.

EXECUTIVE COMPENSATION TABLES

     The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following table sets fourth the annual and long-term compensation for services to the Company for the years ended December 31, 1995, 1996 and 1997 of those persons who were, at December 31, 1997, (i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated officers of the Company whose compensation exceeded $100,000 for fiscal year 1997 (the "Named Executive Officers").

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                            -------------------------
                                                                                           SECURITIES
                                                    ANNUAL COMPENSATION     RESTRICTED     UNDERLYING
                                                  -----------------------     STOCK          STOCK
NAME AND PRINCIPAL POSITION                       YEAR    SALARY    BONUS     AWARDS        OPTIONS
---------------------------                       ----   --------   -----   ----------     ----------
Terek Diasti, Chief Executive Officer...........  1995   $ 26,833    --           --             --
                                                  1996     63,442    --           --             --
                                                  1997    100,000    --           --             --
Joseph R. Smith, Chief Financial Officer........  1996    115,000    --      $27,674(1)          --
                                                  1997    165,000    --           --         13,279

---------------

(1) Represents the dollar amount of compensation expense to the Company resulting from the issuance of 105,000 shares of restricted Common Stock granted by the Company to Mr. Smith in conjunction with his initial employment with the Company. Based upon the initial public offering price of $8.00 per share, such shares had a total aggregate value of $840,000 at the time of the initial public offering. A total of 26,250 of these shares are forfeitable through February 12, 1999 subject to Mr. Smith's continued employment on such date. Dividends will not be paid on shares which are subject to such restriction.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR 1997

     The following table shows all grants of stock options to the Company's Named Executive Officers during 1997. The options were granted under the Company's Employee Stock Option Plan. In addition, no grants of stock appreciation rights (SARS) were made by the Company in fiscal year 1997. Each option granted may be exercised with respect to one-third of the aggregate number of shares subject to the grant each year, commencing one year after the date of grant. Pursuant to the Securities Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, the potential realizable value of the options granted will be zero.

                                                 INDIVIDUAL GRANTS
                                  ------------------------------------------------
                                                 PERCENT
                                                OF TOTAL                              POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF      OPTIONS                                 ASSUMED ANNUAL RATES OF
                                  SECURITIES   GRANTED TO    EXERCISE                 STOCK PRICE APPRECIATION FOR
                                  UNDERLYING    EMPLOYEES    OR BASE                           OPTION TERM
                                   OPTIONS         IN         PRICE     EXPIRATION   -------------------------------
NAME                               GRANTED     FISCAL YEAR    ($/SH)       DATE       0%         5%          10%
----                              ----------   -----------   --------   ----------   -----   ----------   ----------
Joseph R. Smith.................    10,000         .10         8.00      2/10/07      --      $259,607     $407,693
                                     3,279         .03        15.25      7/01/07      --        48,725       78,120

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information as to options exercised by each of the named executive officers of the Company during 1997. The table sets forth the value of options held by such officers at year end measured in terms of the closing price of the Company's Common Stock on December 31, 1997.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                 OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                              EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------   -----------   -------------   -----------   -------------
Joseph R. Smith................      --           $--         --           13,279           $--         $195,331

EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement with Dr. Terek Diasti (the "Employment Agreement"), pursuant to which he has agreed to serve as the Company's Chief Executive Officer. The Employment Agreement is for a term of five years ending September 31, 2001 and is renewable for subsequent one year terms by the parties mutual agreement. Pursuant to his Employment Agreement, Dr. Terek Diasti receives an annual base salary and has agreed to devote substantially all of his time and attention to the business and affairs of the Company. Dr. Terek Diasti is eligible for annual incentive bonuses, up to 100% of his annual base salary, in an amount to be determined by the Compensation Committee. His Employment Agreement provides that in the event of a termination of employment by the Company other than (i) for cause, (ii) upon death or disability or (iii) upon voluntary termination by him, he shall be entitled to receive from the Company a series of monthly payments equal to one-twelfth of the his annual base salary for each month during the remaining term of the Employment Agreement, but not less than 24 months, plus a payment for accrued but unpaid wages and expense reimbursements. The Employment Agreement provides that in the event his employment terminates other than for cause within twelve months following a change in control (as defined in such Employment Agreement) of the Company, the Company shall pay him a series of 36 monthly payments of one-twelfth of the sum of his base salary plus his previous years' bonus. The Employment Agreement contains a non-competition covenant with the Company for a period of two years following termination of employment. The Company's President, Dr. Adam Diasti is principally employed by the Coast P.A. To the extent, however, Dr. Adam Diasti devotes his time and attention, as is reasonably necessary, to fulfill his obligations to the Company, he is paid by the Company. Pursuant to his employment arrangement with the Coast P.A. Dr. Adam Diasti was paid $89,900 for the year ended December 31, 1997. During 1997, Dr. Adam Diasti devoted approximately 30% of his time to the Company and accordingly the Company incurred 30% of his annual compensation.

     The Company and Joseph R. Smith are parties to an Employment Agreement (the "Employment Agreement"), pursuant to which Mr. Smith has agreed to serve as Chief Financial Officer of the Company. The term of the Employment Agreement is for three years ending on February 12, 1999, and is renewable for subsequent one year terms by mutual agreement of parties. The Employment Agreement also provides that Mr. Smith will be employed for at least two years after any public offering of the Company which occurs during the initial term of the Employment Agreement. In the event Mr. Smith terminates the Employment Agreement without cause during the two year period after any public offering, the Employment Agreement requires Mr. Smith to pay liquidated damages to the Company of $200,000 for each complete year or portion of a year remaining. The Employment Agreement provides that Mr. Smith will devote his full time to the business and affairs of the Company and will receive an annual base salary at a rate equal to $125,000 during the first six months of employment and $150,000 during the second six months, $165,000 in the second year and $180,000 in the third year. In addition, Mr. Smith received, under the Employment Agreement, 105,000 shares of restricted Company Common Stock of which one-half of the shares ceased to be forfeitable on the initial public offering date, one-quarter ceased to be forfeitable in February 1998 and the remaining one-quarter will cease to be forfeitable in February 1999. Mr. Smith is also eligible for inclusion, at the Company's expense, in any health, medical, disability, insurance or pension plan made available by the Company to its employees. The Employment Agreement terminates automatically upon death or disability of Mr. Smith and is terminable by the Company "for cause" as defined in the Employment Agreement. The Employment Agreement provides that during the period ending one year after termination, Mr. Smith will not compete with the Company in the dental management business.

     The information contained in the following sections entitled "Report of the Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Securities Exchange Commission or subject to Regulation A under the Securities Act of 1933, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

     The following report was prepared as of the date of this proxy statement by Directors Terek Diasti, John H. Kang and Donald R. Millard, as members of the Company's Compensation Committee.

     Annual compensation for all the executive officers of the Company will be determined by the Compensation Committee of the Company, where applicable, in accordance with the terms of any applicable employment agreement negotiated between an officer and the Company.

     In 1997, at the request of the Chief Executive Officer, the Company compensated such officer less than what the Compensation Committee believed was warranted based upon his personal performance, his value to the Company and the norm for a Company reflecting such success and growth. The Chief Executive's request in 1997 was based largely upon the size of the Company and the amount of his beneficial ownership of Company common stock. In 1998, the Compensation Committee has moved to increase the fixed salary for the Chief Executive Officer in a manner that, while still relatively low based upon the Committee's perception of the officer's value and responsibility, is more closely aligned with that of a similarly situated officer in a company of comparable size and growth initiatives.

     The Committee expects that over the near term compensation for all officers will continue to be largely discretionary and fixed based upon individual performance, growth of the Company, earnings of the Company and increases in the cost of living. The Committee has not given particular weight to a specific factor or to the use of a formula in determining compensation. The Committee did not provide any incentive based compensation to the Chief Executive Officer, largely as a result of his beneficial ownership of common stock.

However, the Committee and Board have and may continue in the future to grant officers of the Company stock options when such grants are deemed appropriate. Although the Compensation Committee may set the exercise price of stock options granted pursuant to the Company's incentive Stock Option Plan at less than fair market value, the Compensation Committee expects that further stock options granted will be at exercise prices based upon the fair market value of the Company's Common Stock on the date of grant.

                                          Respectively submitted,
                                          The Compensation Committee

                                          Terek Diasti
                                          John H. Kang
                                          Donald R. Millard

PERFORMANCE GRAPH

     Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change over the past five years in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market index, and (ii) the performance of a published industry index or peer group index. As the Company did not consummate its initial public offering until February 11, 1997, there was no active public market for the Company's Common Stock prior to that time. On February 11, 1997, the opening price per share of the Company's Common Stock was $8.00 and on such date the price closed at $10.50 per share. Accordingly, the following graph compares the percentage change in the return on the Common Stock for the period from February 11, 1997 to December 31, 1997 with the cumulative total return on the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock market (U.S. Companies) and the CRSP Index for Health Services for the same period. The graph assumes the investment of $100 on February 11, 1997 and the reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
             FOR THE PERIOD FEBRUARY 11, 1997 TO DECEMBER 31, 1997
         AMONG COAST DENTAL SERVICES, INC., CRSP NASDAQ U.S. INDEX AND
                           CRSP HEALTH SERVICES INDEX

Prepared by the Center for Research in Security Prices
Produced on 03/09/98 including data to 01/30/98

        Measurement Period            Coast Dental       Nasdaq Stock       Nasdaq Health
      (Fiscal Year Covered)          Services, Inc.         Market         Services Stocks
02/11/97                                      100.000            100.000            100.000
02/28/97                                      123.810             98.100             99.995
03/31/97                                      119.048             91.696             93.116
04/30/97                                      133.333             94.563             88.220
05/30/97                                      150.000            105.283             99.225
06/30/97                                      145.238            108.503            103.934
07/31/97                                      222.619            119.958            105.943
08/29/97                                      204.762            119.775            104.277
09/30/97                                      283.333            126.859            113.082
10/31/97                                      251.191            120.268            105.694
11/28/97                                      230.952            120.862            101.063
12/31/97                                      228.572            118.969            101.634
01/30/98                                      258.333            122.824             98.867

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 02/11/97.

     Note: The stock price performance graph shown on the graph above is not necessarily indicative of future price performance.

                              CERTAIN TRANSACTIONS

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information set forth herein briefly describes certain relationships and related transactions over the past three years between the Company and its Directors, officers and stockholders owning 5% or more of the Company's Common Stock. Prior to the initial public offering, these relationships and transactions have been approved by the Company's Board of Directors. Relationships and transactions after the initial public offering with affiliated parties have been and will continue to be approved by majority of the Company's independent Directors of the Audit Committee and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

AGREEMENT WITH COAST P.A.

     The Company has agreements to provide dental management, services and support to the Coast P.A. Dr. Adam Diasti, a Director and the President of the Company, is the sole owner of the Coast P.A. Payments made by the Coast P.A. to the Company for management services were approximately $20.0 million for the year ended December 31, 1997. The Company and the Coast P.A. have services and support agreements pursuant to which the Company will provide dental management services to the Coast P.A. for management fees ranging between 76.0% and 74.0% of the gross revenue, less refunds and discounts, of the managed Dental Centers. Effective June 1997, the Company agreed to pay the Coast P.A. the sum of $50,000 in connection with each internally developed Dental Center it commits to open, in consideration for the Coast P.A.'s agreement to expand the Services and Support Agreement to include the new internally developed Dental Centers. The Coast P.A. hires and supervises all of its Dentists and hygienists.

AGREEMENT WITH DR. ADAM DIASTI

     The Company has an agreement with Dr. Adam Diasti, pursuant to which Dr. Diasti has agreed to sell all of his shares of Coast P.A. stock to a licensed dentist designated by the Company if certain events occur. Dr. Diasti is a Director and President of the Company. The purchase price under the agreement, if the certain event should occur, will be the fair market value of Dr. Diasti's shares of the Coast P.A.'s stock.

LOANS TO COAST P.A.

     The Coast P.A. is indebted to the Company in the aggregate amount as of December 31, 1997 of approximately $2.4 million which represents services and support fees payable to the Company in accordance with the Services and Support Agreements. The Company may, from time to time, advance funds under the Services and Support Agreements for purposes of funding the payment of expenses or for the Coast P.A.'s acquisitions of existing dental practices.

CANCELLATION OF PERSONAL GUARANTYS

     Terek Diasti and Adam Diasti personally guaranteed certain notes payable by the Company, under which $4.4 million was outstanding as of the time of the Company's initial public offering. The Company repaid these notes out of the net proceeds of the initial public offering, whereupon those individuals were released from the respective guarantys related to such debt.

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP was appointed as the Company's independent auditors for the year 1997. The Board of Directors of the Company, upon the recommendation of the Audit Committee, recommended that Deloitte & Touche LLP be retained as the Company's auditors for the year 1998. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be available to respond to questions and may make a statement if the representative so desires.

3.  OTHER BUSINESS

     The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1999 ANNUAL MEETING

     The Board of Directors requests that any stockholder proposals intended for presentation at the 1999 Annual Meeting of Stockholders be submitted to Joseph
R. Smith, Secretary, in writing no later than December 18, 1998, for consideration for inclusion in the Company's proxy materials for such meeting.

     A Company's By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders' meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders. Notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's notice with respect to a director nomination must set forth
(i) certain information about the nominee, (ii) consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made,
(vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (vii) certain other information.

     The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By order of the Board of Directors

                                          /s/ Joseph R. Smith
                                          Joseph R. Smith
                                          Secretary

Dated: April 17, 1998

                                                        APPENDIX


                           COAST DENTAL SERVICES, INC.
                             2502 ROCKY POINT DRIVE
                                   SUITE 1000
                              TAMPA, FLORIDA 33607
               PROXY FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1998

The undersigned, having received notice of the Annual Meeting of Coast Dental Services, Inc. (the "Company") to be held at 10:00 a.m. (Eastern Time), on Friday, May 8, 1998 (the "Meeting"), hereby designates and appoints Terek Diasti, DVM and Joseph R. Smith, and either of them with authority to act without the other, or _____________________________________, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN ONE DIRECTOR.



                        (Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS. PLEASE MAKE AN "X" IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


1.  Proposal to elect the following Director:  Dr. Adam Diasti, D.D.S.

  FOR                       WITHHELD
  [ ]                        [ ]


2. Proposal to ratify Deloitte & Touche LLP as the Company's independent auditors until the conclusion of the 1999 Annual Meeting

  FOR   AGAINST   ABSTAIN
  [ ]    [ ]      [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


                                    Dated:_____________________________________

                                    Signature__________________________________

                                    Signature if held jointly__________________


                                    IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.